EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Grindr Inc., and that this agreement may be included as an exhibit to such joint filing.

Dated: February 27, 2026

James Fu Bin Lu

/s/ James Fu Bin Lu
Name:	James Fu Bin Lu

Longview Capital Group Limited

/s/ James Fu Bin Lu
Name:	James Fu Bin Lu
Title:	Member
Longview Grindr Holdings Limited

/s/ James Fu Bin Lu
Name:	James Fu Bin Lu
Title:	Director